Exhibit 10.1.48

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATEMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

AMENDMENT NO. 1 TO THE PRODUCT MANUFACTURING

AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE PRODUCT MANUFACTURING AND PURCHASE AGREEMENT (this “Amendment”) is the first amendment to the May 8, 2012 Product Manufacturing and Purchase Agreement between Gogo LLC (“Gogo”) and AeroSat Avionics LLC (“Aerosat”) (“Agreement”). This Amendment is effective as of July 31, 2013 (the “Effective Date”).

WHEREAS, Gogo and AeroSat are Parties to the Agreement; and

WHEREAS, the Parties wish to amend Exhibit A of the Agreement consistent with the terms of this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows.

Section 4.6 (Payment Schedule for Additional Order) of Exhibit A to the Agreement is deleted in its entirety and replaced as follows:

4.6 Payment Schedule for Additional Orders. For any purchase order placed by Gogo under this Exhibit A after the Effective Date, Gogo shall pay AeroSat with respect to each delivery as scheduled on that purchase order: (i) 30% of the associated fees 90 days prior to the scheduled delivery date, and (ii) the balance of the associated fees within 30 days after receipt of an invoice following delivery of the corresponding Product.

Section 5 (Delivery) of Exhibit A to the Agreement is deleted in its entirety and replaced as follows:

5. Delivery. Provided that AeroSat has not received PMA for the following items, AeroSat may ship early, but only up to 13 Kits or corresponding equivalents per month, and “ship in place” up to [***] against purchase order AC119464. Solely to the extent that AeroSat has not received the PMA described in the foregoing sentence, for each Kit less than [***] Kits that are not shipped in place, AeroSat may ship in place spare FMUs and ACMUs due for shipment against purchase order AC119969, where one FMU and one ACMU may be paired and shipped in place of 006-20104-0001 Kits on a one pair for one kit basis. The [***] referenced above will be shipped through the end of October

2013. AeroSat is obligated to modify, solely at AeroSat’s cost, shipped in place units to conform with PMA approved configuration and technical specifications then agreed to, in writing, by the Parties. Following receipt of the PMA for the aforementioned items, AeroSat shall not ship in place any Kit, LRU, FMU, or ACMU without Gogo’s prior written consent. Following receipt of the PMA, except as otherwise provided in the Agreement, lead times for delivery of the Kits will not exceed 18 weeks from receipt of a purchase order, unless otherwise agreed, in writing, by the Parties.

Prior to attachment of an 8130-3 Airworthiness Tag and onward shipment of Shipsets from Gogo’s storage location in Amherst NH, AeroSat is authorized to modify the LRUs contained in the Kits to satisfy all regulatory and other legal requirements applicable to Aerosat’s products, and to incorporate the engineering change orders (including software changes) approved by the Parties in writing. Any such modifications will be at AeroSat’s sole cost and processed and controlled as RMA returns from and to Gogo’s storage location in Amherst NH. Written authorization from Gogo is required prior to removal of Gogo owned kits from Gogo’s storage location in Amherst NH. Upon written request by Gogo for the physical delivery of any Kits or Spare LRUs that are in AeroSat’s premises in Amherst, NH, AeroSat shall make such items available for pick-up by Gogo or its designated courier within 24 hours following receipt of Gogo’s written request. For the purposes of Section 5 of this Amendment, after receipt of PMA, the date of shipment for any LRUs or Kits from AeroSat to Gogo’s designated destination will be the date each of the foregoing physically is removed from AeroSat’s premises.

Section 3.4 (Low-drag Radome) of Exhibit A to the Agreement is deleted in its entirety and replaced as follows:

3.4 Low-drag Radome. AeroSat shall fabricate hardware to its low-drag radome design and shall have available for conformity, [***] subject to the tolling provisions of Section 3.5.

AeroSat will provide performance specifications following the preliminary design review (the “PDR”) identified in Table 4. Gogo will have 14 days following receipt of these specifications to accept the PDR specifications or terminate all Section 3.4 and 3.5 commitments. If the accepted PDR specifications are not met at critical design review (the “CDR”), AeroSat will provide the CDR performance specifications and Gogo will have 14 days following receipt of these CDR specifications to accept the specifications or terminate all Section 3.4 and 3.5 commitments. If the CDR specifications are accepted, AeroSat shall provide evidence of specification compliance to Gogo upon completion of first article company testing. If the CDR accepted specifications are not met in their entirety, Gogo will have 14 days following receipt of these specifications to accept the specifications or terminate all Section 3.4 and 3.5 commitments. Following receipt of PMA for the low-drag radome, lead times for delivery will not exceed 16 weeks from receipt of a purchase order, unless otherwise agreed by the Parties.

Radome, Low Drag Part Number: P/N 003-0006-0002-XX (XX is reserved for the color specification) may be substituted for: Assembly Radome, C-Sandwich Part Number: P/N 60-300-0005 Designation: for a per Unit price increment of [***].

Section 3.5 (Low-drag Radome) of Exhibit A to the Agreement is deleted in its entirety and replaced as follows:

3.5 Radome Attachment, Low Drag. AeroSat shall fabricate hardware to its low-drag radome attachment design and shall have available for conformity, two Radome Attachment, Low Drag, (fleet-type as specified at the time of order placement), with nutplates, Delta White Part Number 004-2777-0002-13 by [***], subject to the provisions of this Section.

(a)	Based upon a [***], receipt of an order for [***], AeroSat shall use all commercially reasonable efforts to conform with the milestones listed in Table 4. AeroSat will provide Gogo with a schedule that includes any Gogo tasks related to this certification. The milestones listed in Table 4, will be tolled on a day by day basis for any delay in the completion of listed Gogo tasks upon which these milestones are dependent.

*	Table 4—Low Drag Radome Milestones

[***]

*	Table 4 assumes [***] order date. Milestones will be adjusted commensurate with receipt of order.

(b)	Low Drag Radome Exclusivity.

[***]

The terms of the Agreement are amended and modified by the terms and conditions of this Amendment, which shall supersede and prevail over any conflicting terms and conditions set forth in Exhibit A of the Agreement. Except as specifically set forth herein (or as set forth in any other written amendments which may be entered into between the Parties), all of the remaining terms and conditions of the Agreement remain unmodified and in full force and effect. No waiver, modification, or addition to this Amendment or the Agreement shall be valid unless in writing and signed by the Parties hereto.

IN WITNESS WHEREOF the Parties hereto, by their duly authorized representatives, have executed this Amendment as of the date first set forth above.

GOGO LLC		AEROSAT AVIONICS LLC

By:	/s/ Anand Chari	By:	/s/ DE Ferguson
Name:	Anand Chari	Name:	DE Ferguson
Title:	EVP/CTO	Title:	CEO
Date:	8/2/2013	Date:	8/2/2013

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